U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2005

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27599	88-0224817
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 14, 2005, SulphCo, Inc. (the "Company") announced the appointment of Loren J. Kalmen as Chief Financial Officer of the Company, effective November 10, 2005. In connection with the appointment of Mr. Kalmen to the position of Chief Financial Officer, the Company and Mr. Kalmen executed an employment agreement dated November 10, 2005.

According to the terms of the employment agreement, Mr. Kalmen's employment with the Company will commence November 10, 2005 and Mr. Kalmen will assume the position of Chief Financial Officer effective November 10, 2005. Under the terms of the employment agreement, Mr. Kalmen is entitled to receive a base salary of $25,000 per month (or $300,000 on an annualized basis). Mr. Kalmen is also entitled to receive additional bonuses as determined by the Company’s board of directors and customary equity compensation and benefits as other similarly situated senior executives in the Company. The foregoing description of the employment agreement is qualified in its entirety by the terms of the employment agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Director

On November 10, 2005, Loren J. Kalmen announced his resignation from the Company's Board of Directors, in order to become Chief Financial Officer of the Company, which resignation became effective on November 10, 2005.

(b) Departure of Directors or Principal Officers; Appointment of Principal Officers.

On November 14, 2005, the Company announced the appointment of Loren J. Kalmen as Chief Financial Officer of the Company, effective November 10, 2005. Mr. Kalmen previously served as a member of the Company’s Board of Directors and Chairman of the Board’s Audit Committee. Mr. Kalmen resigned from the Board and ceased all Board Committee assignments effective November 10, 2005. A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(b).

On November 14, 2005, the Company announced the resignation of Alan L. Austin, Jr. as Vice President of Finance and Chief Financial Officer, effective November 10, 2005. Mr. Austin also resigned as Secretary and Treasurer of the Company effective November 10, 2005. In connection with Mr. Austin's resignation, the Company and Mr. Austin have agreed that Mr. Austin will continue as an at-will employee of the Company.

(d) Appointment of director

On November 10, 2005, the Company's Board of Directors authorized the appointment of Dr. Hannes Farnleitner, former Federal Minister of Economic Affairs in Austria, to serve as a member of the Board of Directors until the next annual meeting of shareholders and until his successor is elected and qualified. The Company's Board of Directors also authorized the appointment of Dr. Farnleitner to the Audit Committee of the Board of Directors. Such appointments became effective on November 10, 2005. Upon becoming a director, Dr.Farnleitner received the standard board compensation of 50,000 shares of SulphCo, Inc. common stock (the common stock granted to Dr. Farhleitner will be restricted stock and bear legends detailing the restrictions).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.1:	Resignation Letter of Loren J. Kalmen dated November 9, 2005.

10.2:	Employment agreement with Loren J. Kalmen dated November 10, 2005.

99.1:	Press Release dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC.

Date: November 14, 2005	By:	/s/ Peter Gunnerman

Peter Gunnerman President